PRICING SUPPLEMENT NO. 55                                       Rule 424(b)(3)
DATED: July 25, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)


                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B


Principal Amount:             Floating Rate Notes [x]    Book Entry Notes [x]
$200,000,000

Original Issue Date:          Fixed Rate Notes [  ]      Certificated Notes [  ]
7/27/2000

Maturity Date: 7/27/2001      CUSIP#: 073928RD7

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[x]   Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  6.73%            Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.77%

*     10/27/00, 1/27/01, 4/27/01 and 7/27/01.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.